EX. 99.28(h)(25)(ii)

Amendment to
Fund Participation Agreement
(Fund of Funds)

This Amendment is to the Fund Participation Agreement dated September 25, 2017 (“Agreement”) among Jackson National Life Insurance Company (“Insurance Company”), on behalf of itself and certain of its separate accounts; JNL Series Trust (“Trust”), an open-end investment company organized under the laws of the Commonwealth of Massachusetts, on behalf of each of its series listed on Attachment A, severally and not jointly (each, a “Fund,” and collectively, the “Funds”); Jackson National Asset Management, LLC (“JNAM”), a limited liability company organized under the laws of the State of Michigan; The Vanguard Group, Inc., a corporation organized under the laws of Pennsylvania (“Vanguard”), each of the open-end management investment companies listed on Attachment A of this Agreement, organized as Delaware business trusts (each, a “Retail Series”), on behalf of certain of their respective portfolios listed on Attachment A (each, a “Retail Underlying Fund,” and collectively, the “Retail Underlying Funds”); and Vanguard Marketing Corporation (the “Distributor”), a Pennsylvania corporation.

Whereas, the parties have agreed to amend Attachment A of the Agreement to add the Vanguard Mid-Cap Index Fund Admiral Shares as new investable fund for the JNL/Vanguard U.S. Stock Market Index Fund and to add the Vanguard Total International Stock Index Fund Admiral Shares as a new investable fund for the JNL/Vanguard International Stock Market Index Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.   Attachment A to the Agreement is hereby deleted and replaced in its entirety.

2.   Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.   Each party hereby represents and warrants to the other parties that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to execute this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed and effective as of December 1, 2017.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson National Life Insurance Company
(on behalf of itself and each Account)

By:	/s/ Andrew J. Bowden
Name:	Andrew J. Bowden
Title:	Senior Vice President & General Counsel

JNL Series Trust, on behalf of each of its Funds listed on Attachment A

By:	/s/ Kelly L. Crosser
Name:	Kelly L. Crosser
Title:	Assistant Secretary

Jackson National Asset Management, LLC

By:	/s/ Susan S. Rhee
Name:	Susan S. Rhee
Title:	Senior Vice President & General Counsel

Each Retail Series listed on Attachment A, on behalf of each of its respective Retail Underlying Funds listed on Attachment A

By:	/s/ Matt Thomas
Name:	Matt Thomas
Title:	FAS Department Head

Vanguard Marketing Corporation

By:	/s/ Matt Thomas
Name:	Matt Thomas
Title:	FAS Department Head

The Vanguard Group Inc.

By:	/s/ Matt Thomas
Name:	Matt Thomas
Title:	FAS Department Head

Attachment A

Funds Investing in Multiple Retail Underlying Funds

Trust Funds:	Retail Series and Retail Underlying Funds:
JNL/Vanguard U.S. Stock Market Index Fund	Vanguard Value Index Fund Admiral Shares
Vanguard Growth Index Fund Admiral Shares
Vanguard Large-Cap Index Fund Admiral Shares
Vanguard Total Stock Market Index Fund Admiral Shares
Vanguard Small-Cap Index Fund Admiral Shares
Vanguard Mid-Cap Index Fund Admiral Shares
JNL/Vanguard International Stock Market Index Fund	Vanguard Developed Markets Index Fund Admiral Shares
Vanguard FTSE All-World ex-US Index Fund Admiral Shares
Vanguard European Stock Index Fund Admiral Shares
Vanguard Pacific Stock Index Fund Admiral Shares
Vanguard Emerging Markets Stock Index Fund Admiral Shares
Vanguard FTSE All-World ex-US Small-Cap Index Fund Investor Shares
Vanguard Total International Stock Index Fund Admiral Shares
JNL/Vanguard Global Bond Market Index Fund	Vanguard Total International Bond Index Fund Admiral Shares
Vanguard Total Bond Market Index Fund Admiral Shares
Vanguard Short-Term Bond Index Fund Admiral Shares
Vanguard Mortgage-Backed Securities Index Fund Admiral Shares
Vanguard Intermediate-Term Bond Index Fund Admiral Shares
Vanguard Long-Term Bond Index Fund Investor Shares

A-1